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Exhibit 10.41

THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT

        THIS THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT, dated as of March 8, 2002 (this "Amendment"), is by and among Edwards Lifesciences Financing LLC, a Delaware limited liability company ("Seller"), Edwards Lifesciences LLC, a Delaware limited liability company ("Servicer"), Blue Ridge Asset Funding Corporation, a Delaware corporation ("Blue Ridge"), the liquidity banks from time to time party to the Liquidity Agreement (the "Liquidity Banks;" together with Blue Ridge, the "Purchasers") and Wachovia Bank, N.A., as agent for the Purchasers (the "Agent"), and pertains to the Receivables Purchase Agreement dated as of December 21, 2000 amongst the parties hereto (as heretofore and hereby amended, the "Purchase Agreement"). Unless otherwise defined in this Amendment capitalized terms used herein shall have the meanings assigned to such terms in the Purchase Agreement.

PRELIMINARY STATEMENTS

        WHEREAS, the Seller wishes to make certain amendments to the Purchase Agreement; and

        WHEREAS, the Agent and the Purchasers are willing to agree to such amendments.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

        1.    Amendments.

          (a)  Exhibit I to the Purchase Agreement is hereby amended by adding the following new definition in the proper alphabetical order:

            "Distributor Division" means the division of the Originator designated as the "Distributor Division" on the Monthly Report.

          (b)  The table in the definition of "Obligor Concentration Limit" set forth in Exhibit I to the Purchase Agreement is hereby amended to replace "1.5%" where it appears in the bottom right-hand cell therein with "2%".

          (c)  The definition of "Eligible Receivable" set forth in Exhibit I to the Purchase Agreement is hereby amended adding the word "and" immediately at the end of clause xviii and adding the following new sentence immediately at the end of the definition thereof to read as follows:

    Notwithstanding anything herein to the contrary, 65% of the Outstanding Balance of any Receivable owing to the Distributor Division that is classified as being in the "current aging bucket" as shown in the Monthly Report shall be deemed ineligible. The Agent reserves the right, in its reasonable discretion, to adjust such percentage based on information provided to the Agent pursuant to this Agreement.

          (d)  The definition of "Required Reserve Factor Floor" set forth in the Agreement is hereby amended and restated in its entirety to read as follows:

    "Required Reserve Factor Floor" means, for any Calculation Period, the sum (expressed as a percentage) of (a) 17.0% plus (b) the product of the Adjusted Dilution Ratio and Dilution Horizon Ratio, in each case, as of the immediately preceding Cut-Off Date.

        2.    Representations and Warranties.    In order to induce Blue Ridge and the Agent, on behalf of the other Purchasers, to enter into this Amendment, each of the Seller Parties hereby represents and warrants to Blue Ridge and the Agent, on behalf of the other Purchasers, as follows:

          (a)  The execution and delivery by such party of this Amendment, and the performance of its obligations under the Purchase Agreement as amended hereby, are within such party's organizational powers and authority and have been duly authorized by all necessary organizational action on its part;

          (b)  This Amendment has been duly executed and delivered by such party, and the Purchase Agreement, as amended hereby, constitutes such party's legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and

          (c)  As of the date hereof, no event has occurred and is continuing that will constitute an Amortization Event or an Unmatured Amortization Event.

        3.    Conditions Precedent.    This Amendment shall become effective as of the date first above written upon:

          (a)  execution and delivery to the Agent of a counterpart hereof by each of the parties hereto,

          (b)  execution and delivery to the Agent of a counterpart of an amended and restated Fee Letter by each of the parties thereto, and

        4.    Miscellaneous.

          (a)    CHOICE OF LAW.    THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF NEW YORK.

          (b)    Counterparts.    This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

          (c)    Ratification of Purchase Agreement.    Except as expressly amended hereby, the Purchase Agreement remains unaltered and in full force and effect and is hereby ratified and confirmed.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

EDWARDS LIFESCIENCES FINANCING LLC
By:	Name: Bruce J. Bentcover Title: Chief Financial Officer
EDWARDS LIFESCIENCES LLC
By:	Name: Bruce J. Bentcover Title: Chief Financial Officer

[Edwards Signature Page to Third Amendment to Edwards RPA]

BLUE RIDGE ASSET FUNDING CORPORATION
BY: WACHOVIA BANK, N.A., ITS ATTORNEY IN FACT
By:	Name: Title:
WACHOVIA BANK, N.A., AS A LIQUIDITY BANK AND AS AGENT
By:	Name: Title:

[Blue Ridge/Wachovia Signature Page to Third Amendment to Edwards RPA]

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  Exhibit 10.41
THIRD AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT
PRELIMINARY STATEMENTS